Exhibit 3.4

Execution Version

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

KIROMIC BIOPHARMA, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Kiromic BioPharma, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.                                      The Corporation’s original Certificate of incorporation was filed with the Secretary of State of the State of Delaware on May 27, 2015 under the name Kiromic, Inc. An Amended and Restated Certificate of Incorporation was filed on December 20, 2018.  A Second Amended and Restated Certificate of Incorporation was filed on September 13, 2019.  A third Amended and Restated Certificate of Incorporation was filed on December 16, 2019. Certificates of Correction were filed on October 15, 2019, October 18, 2019, October 29, 2019 and October 29, 2019 and a Certificate of Amendment was filed on January 31, 2020.

2.                                      The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

ARTICLE I
NAME

The name of the Corporation is Kiromic BioPharma, Inc.

ARTICLE II
REGISTERED AGENT AND REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, 19904, County of Kent.  The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III
BUSINESS PURPOSE

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV
CAPITAL STOCK

4.1                               Authorized Capital Stock.  The aggregate number of shares which the Corporation shall have authority to issue shall consist of 300,000,000 shares of common stock (“Common Stock”), $0.001 par value, and 60,000,000 shares of preferred stock (“Preferred Stock”), $0.0001 par value.

4.2                               Common Stock.

4.2.1                     General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

4.2.2                     Voting.  The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware. There shall be no cumulative voting.

4.2.3                     Amount. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

4.2.4                     Dividends. Dividends may be declared and paid on the Common Stock if, as and when determined by the Board of Directors subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4.2.5                     Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

4.3                               Preferred Stock. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith.

ARTICLE VI
DIRECTORS

6.1                               General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

6.2                               Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

6.3                               Quorum.  A majority of the directors in office shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6.4                               Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Fourth Amended and Restated Certificate of Incorporation.

6.5                               Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

6.6                               Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, or by a sole remaining director and shall not be filled by the stockholders, unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. A director elected to fill a vacancy shall hold office until such director’s earlier death, resignation or removal.

ARTICLE VII
LIABILITY OF DIRECTORS

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.  Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VIII
STOCKHOLDERS

8.1                               No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

8.2                               Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer) of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

8.3                               Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

8.4                               Notwithstanding any other provisions of law, this Fourth Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

ARTICLE IX
EXCLUDED OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Designated Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons delineated in (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.  Any repeal or modification of this Article VIII will only be prospective and will not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

ARTICLE X
EXCLUSIVE FORUM IN DELAWARE

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware DGCL or this Restated Certificate or the Bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, provided, that the provisions in this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.  To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article X. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

11.1                        Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any current or former director or officer of the Corporation (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3, the Corporation shall be required to indemnity an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

11.2                        Prepayment of Expenses of Officers and Directors.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article X or otherwise.

11.3                        Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

11.4                        Indemnification of Employees and Agents.  The Corporation may indemnity and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

11.5                        Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

11.6                        Non-Exclusivity of Rights.  The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

11.7                        Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

11.8                        Insurance.  The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article XI; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article XI.

11.9                        Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE XII
AMENDMENT

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

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3.                                      The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

4.                                      This Fourth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [  ] day of [   ], 2020.

By:
Name:
Title: